SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549
	__________

                     	FORM 8-A

       	FOR REGISTRATION OF CERTAIN CLASSES OF
  	SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
	        THE SECURITIES EXCHANGE ACT OF 1934

                   	HON INDUSTRIES Inc.
  	(Exact name of registrant as specified in its charter)

                 IOWA					                   42-0617510
(State of incorporation or organization)	   (IRS Employer
                                          	Identification No.)

 414 East Third Street, P.O. Box 1109,  	    	52761-7109
 Muscatine, Iowa                       		    	(Zip Code)
(Address of principal executive offices)


If this form relates to the
registration of a class of
securities pursuant to
Section 12(b) of the
Exchange Act and is
effective pursuant to
General Instruction A.(c),
please check the following
box.


If this form relates to the
registration of a class of
securities pursuant to
Section 12(g) of the
Exchange Act and is
effective pursuant to
General Instruction A.(d),
please check the following
box.  X

Securities Act registration file number to which this form relates, (if applicable):

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class
       to be so registered

            		None


   	Name of each exchange on which
	   each class is to be registered

              	N/A


Securities to be registered pursuant to Section 12(g) of the Act:

           	Preferred Share Purchase Rights
                  Title of class

ITEM 1.	Description of Securities to be Registered.

On August 10, 1998, the Directors of HON INDUSTRIES Inc.
(the "Company") declared a dividend distribution of one right (a "Right") for each share of common stock, par value $1.00 per share (the "Common Shares"), of the Company outstanding at the close of business on August 20, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of August 13, 1998 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.	Exhibits.

Exhibit
Number	     Exhibit

4.1		       Rights Agreement (including a Form of Articles of
            Amendment to the Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as
            Exhibit B thereto and a Summary of Rights to Purchase
            Preferred Shares as Exhibit C thereto)

99.1		      Form of letter to stockholders, dated August 19, 1998

99.2		      Press release, dated August 13, 1998

                     	SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              HON INDUSTRIES Inc.


                              By  /s/ James I. Johnson
                                 James I. Johnson
                                 Vice President, General Counsel
                                   and Secretary


Dated:  August 14, 1998

                      	INDEX TO EXHIBITS


Exhibit
Number        Exhibit

4.1           Rights Agreement (including a Form of Articles of
              Amendment to the Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as
              Exhibit B thereto and a Summary of Rights to Purchase Common Shares as Exhibit C thereto)

99.1          Form of letter to shareholders, dated August 19,
              1998

99.2          Press release, dated August 13, 1998